UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

Onto Innovation Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39110	94-2276314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road
Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 253-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective July 16, 2024, the Board of Directors (“the Board”) of Onto Innovation Inc. (the “Company”) elected Stephen S. Schwartz to the Board for a term continuing until the 2025 Annual Meeting of Stockholders, when all directors will be subject to election by stockholders. With this appointment the Board increased the size of the Board from eight members to nine members. The Company issued a news release regarding Dr. Schwartz’s appointment to the Board, which is filed as Exhibit 99.1.

Dr. Schwartz currently serves as President and Chief Executive Officer of Azenta, Inc., formerly Brooks Automation, Inc.; a position he has held since October 2010. Brooks Automation was a leading provider of manufacturing automation solutions for the semiconductor industry and life science sample-based services and solutions for the life sciences market. In February 2022, under Dr. Schwartz’s leadership, Brooks Automation separated its business into two different companies, Azenta, which operates in the life sciences market, and Brooks Automation, which operates in the semiconductor industry. In May 2024, Dr. Schwartz announced his plans to retire as President and CEO of Azenta upon the appointment of his successor, as well as his retirement, effectively immediately, as a director of Azenta, a position he held since 2010. Prior to Brooks Automation, Dr. Schwartz joined Asyst Technologies in 2001 and served as the President, Chief Executive Officer and Chairman from 2002 until 2009. Prior to joining Asyst Technologies, Dr. Schwartz served as the President of Consilium Inc., an Applied Materials, Inc. company, from 1999 to 2001. Dr. Schwartz began his career at Applied Materials. Dr. Schwartz received his B.S., M.S. and Ph.D. in electrical engineering from Purdue University and received his M.B.A. from the University of Chicago. Dr. Schwartz also served as an independent director of Spire, a natural gas company, from November 2018 until January 2024.

Dr. Schwartz has been appointed to the Audit Committee of the Board. As compensation for his services on the Board, Dr. Schwartz will receive compensation substantially consistent with the Company’s current compensatory arrangement for non-employee directors, as described under the heading “Compensation of Directors” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 5, 2024. Dr. Schwartz will also enter into a director Indemnification Agreement in the form filed as Exhibit 10.1 to the Form 8-K filed on September 13, 2021.

There are no arrangements or understandings pursuant to which Dr. Schwartz was selected as a director of the Company. Dr. Schwartz does not have any relationship or related transactions with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

The Board has determined that Dr. Schwartz qualifies as an “independent director,” as that term is defined in Item 407(a) of Regulation S-K, and also determined, after a review of his qualifications, that Dr. Schwartz meets the additional New York Stock Exchange independence requirements for serving on the Audit Committee.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	New release issued by Onto Innovation on July 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onto Innovation Inc.

Date:	July 16, 2024	By:	/s/ Yoon Ah E. Oh
Vice President, General Counsel & Corporate Secretary